Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-79399 and No. 333-9020) pertaining to the BP America Savings and Investment Plan of BP p.l.c. of our report dated June 25, 2001, with respect to the financial statements of the BP America Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.




                                                               ERNST & YOUNG LLP




Chicago, Illinois
June 27, 2001